As filed with the Securities and Exchange Commission on March 5, 2007.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0577130 (I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
(Address of principal executive offices including zip code)
THE TIMKEN COMPANY EMPLOYEE SAVINGS PLAN, as amended
(Full title of the plan)
Scott A. Scherff
Corporate Secretary and Assistant General Counsel
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Name and address of agent for service)
(330) 438-3000
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered (1)	Registered	Share	Price (2)(3)	Fee
Common Stock without par value	10,000 shares	$28.44	$284,400	$10.00

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered pursuant to The Timken Company Employee Savings Plan, as amended (the “Plan”).
(2)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices for Common Stock on the New York Stock Exchange on February 27, 2007.
(3)	Estimated solely for the purposes of determining the registration fee.

     Pursuant to General Instruction E to Form S-8, the contents of the registration statement on Form S-8 (Registration No. 333-113394) as filed with the Securities and Exchange Commission on March 8, 2004, to register the Common Shares, without par value, of the Registrant to be issued under the Plan are hereby incorporated by reference. This registration statement on Form S-8 is filed for the purpose of registering an additional 10,000 Common Shares of the Registrant under the Plan.
Item 8.    Exhibits.
     The following Exhibits are being filed as part of this registration statement:
4(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-02553 and incorporated herein by reference).

4(b)	Amended Code of Regulations of the Registrant (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (File No. 1-1169) and incorporated herein by reference).

4(c)	The Timken Company Employee Savings Plan.

4(d)	Amendment No. 1 to The Timken Company Employee Savings Plan.

5	Opinion of Counsel

23(a)	Consent of Independent Registered Public Accounting Firm

23(b)	Consent of Counsel (included in Exhibit 5)

24	Power of Attorney
SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 5th day of March 2007.

THE TIMKEN COMPANY
By:	/s/Scott A. Scherff
Scott A. Scherff
Corporate Secretary and Assistant General Counsel

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James W. Griffith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2007
* Glenn A. Eisenberg	Executive Vice President — Finance and Administration (Principal Financial Officer)	March 5, 2007
* J. Ted Mihaila	Senior Vice President — Finance and Controller (Principal Accounting Officer)	March 5, 2007
* Phillip R. Cox	Director	March 5, 2007
* Jerry J. Jasinowski	Director	March 5, 2007
* John A. Luke, Jr.	Director	March 5, 2007
* Robert W. Mahoney	Director	March 5, 2007
* Joseph W. Ralston	Director	March 5, 2007
* John P. Reilly	Director	March 5, 2007
* Frank C. Sullivan	Director	March 5, 2007
* John M. Timken, Jr.	Director	March 5, 2007
* Ward J. Timken	Director	March 5, 2007
* Ward J. Timken, Jr.	Director	March 5, 2007
* Joseph F. Toot, Jr.	Director	March 5, 2007
* Jacqueline F. Woods	Director	March 5, 2007

*	This Registration Statement has been signed on behalf of the above-named directors and officers of the Company by Scott A. Scherff, Corporate Secretary and Assistant General Counsel of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.

DATED: March 5, 2007	By:	/s/Scott A. Scherff
Scott A. Scherff, Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 5th day of March 2007.

THE TIMKEN COMPANY EMPLOYEE SAVINGS PLAN
By:	/s/Scott A. Scherff
Scott A. Scherff
Corporate Secretary and Assistant General Counsel

Exhibit Number	Exhibit Description
4(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Form S-8 Registration Statement No. 333-02553 and incorporated herein by reference).

4(b)	Amended Code of Regulations of the Registrant (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (File No. 1-1169) and incorporated herein by reference).

4(c)	The Timken Company Employee Savings Plan.

4(d)	Amendment No. 1 to The Timken Company Employee Savings Plan.

5	Opinion of Counsel

23(a)	Consent of Independent Registered Public Accounting Firm

23(b)	Consent of Counsel (included in Exhibit 5)

24	Power of Attorney

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